                                                                   Exhibit 4.6

               THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN

                        WITHDRAWAL DIRECT ROLLOVER FORM


-----------------------------------------     --------------------------------
Name (Print) Last  First      Initial         Social Security Number

-----------------------  ----------------     -------------------    ---------
Signature                Date                 Location               Extension

I.   WITHDRAWAL AMOUNT AVAILABLE
     REGULAR WITHDRAWAL
       If you need to know the amount available for withdrawal call the Northern-Express at 1-800-291-PLAN (7526) (press *0 if you want to speak to a representative).

II.  AMOUNT OF WITHDRAWAL
     Please indicate the amount of money you wish to receive:

     - A. I do not want the entire amount available to me: I only want $?______.

     - B. I want 100% of the amount available. (THIS AMOUNT MAY CHANGE SIGNIFICANTLY DEPENDING ON MARKET ADJUSTMENTS OR VESTING INCREASES.)

III. TAX CONSIDERATIONS

     The taxable portion of your withdrawal is subject to an automatic 20% Federal income tax withholding on any amount that is not directly rolled over to an IRA or another Employer's Plan. The nontaxable part of your withdrawal is not subject to tax withholding and cannot be transferred to an IRA or another Employer's Plan. If you do not make a tax election, the 20% withholding will automatically apply. Please see the SPECIAL TAX NOTICE, IN-SERVICE WITHDRAWALS attached to this form for information regarding a possible 10% penalty for withdrawals before age 59-1/2.

   - Rollover 100% of my taxable distribution to the IRA Account/Employer Plan below.

   - Rollover $______ of my taxable distribution and make the balance payable to me. I understand that 20% of the taxable balance paid to me will be withheld in taxes.

   - DIRECT ROLLOVER MY FUNDS TO:

     IRA:
     Financial Institution?  -------------------------------------------------

     Address                 -------------------------------------------------

                             -------------------------------------------------

     Contact Name            -------------------------------------------------

     Employer Plan:
     Check Payable To?       -------------------------------------------------

     Address                 -------------------------------------------------

                             -------------------------------------------------

     Contact Name            -------------------------------------------------
Your check will be made payable to this IRA Account/Employer Plan and mailed to them for deposit.

All information provided must be accurate and complete. If incomplete information is provided, the distribution will not be processed.

  IF YOU HAVE ANY QUESTIONS CONCERNING THIS FORM CALL 1-800-291-PLAN (7526).

                 SUBMIT THIS FORM TO TIP ADMINISTRATOR, HA-00.